        SAUL CENTERS, INC
SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
         JUNE 30, 1996



                                                       Leasable          Year
                                                         Area         Developed      Land
                                                       (Square       or Acquire      Area
     Property                    Location               Feet)        (Renovated     (Acres)
  ----------------           ---------------------   -----------    ------------   --------
SHOPPING CENTERS
  Ashburn Village            Ashburn, VA                108,204          1994         12.7
  Beacon Mall                Alexandria, VA             290,845       1972 (1993)     32.3
  Belvedere                  Baltimore, MD               54,941          1972          4.8
  Boulevard                  Fairfax, VA                 56,578          1994          5.0
  Clarendon                  Arlington, VA                6,940          1974          0.5
  Clarendon Station          Arlington, VA                4,868          1996          0.1
  Crosstown                  Tulsa, OK                  197,135          1975         26.4
  Flagship Center            Rockville, MD               21,500       1972, 1989       0.5
  French Market              Oklahoma City, OK          213,658       1974 (1984)     13.8
  Germantown                 Germantown, MD              26,241          1992          2.7
  Giant                      Baltimore, MD               70,040       1972 (1990)      5.0
  The Glen                   Lake Ridge, VA             109,759          1994         14.7
  Great Eastern              District Heights, MD       255,448       1972 (1995)     23.9
  Hampshire Langley          Langley Park, MD           137,669       1972 (1979)      9.9
  Leesburg Pike              Baileys Crossroads, VA      80,854       1966 (1982/95)   9.4
  Lexington Mall             Lexington, KY              315,426          1974         30.0
  Lumberton                  Lumberton, NJ              182,229       1975 (1992/3)   23.3
  North Washington           Alexandria, VA              41,500          1974          2.0
  Olney                      Olney, MD                   53,765       1975 (1990)      3.7
  Park Road Center           Washington, DC             106,650       1974 (1993)      1.7
  Ravenwood                  Baltimore, MD               87,750          1972          8.0
  Shops at Fairfax           Fairfax, VA                 64,580       1975 (1992/3)    6.7
  Southdale                  Glen Burnie, MD            470,744       1972 (1986)     39.6

  Southside Plaza            Richmond, VA               345,330          1972         32.8
  Sunshine City              Atlanta, GA                195,653          1976         14.6




                              Percentage Leased

     Property                 6/30/96    6/30/95               Anchor / Significant Tenants
  ----------------           ---------   --------    ---------------------------------------------------
SHOPPING CENTERS
  Ashburn Village               100%       100%      Giant Food, Blockbuster
  Beacon Mall                    73%        94%      Giant Food, Office Depot, Outback Steakhouse, Marshalls
  Belvedere                     100%       100%      Giant Food, Rite Aid
  Boulevard                     100%       100%      Magruders, Danker Furniture
  Clarendon                     100%       100%
  Clarendon Station             100%      (A)
  Crosstown                      36%        17%      C. R. Anthony
  Flagship Center               100%       100%      NationsBank, Chevy Chase Bank, F.S.B.
  French Market                  96%        97%      Fleming Food, Treasury Drug, Furr's Cafeteria
  Germantown                     75%        58%
  Giant                         100%       100%      Giant Food
  The Glen                      100%        97%      Safeway Marketplace, CVS Pharmacy
  Great Eastern                  90%        91%      Giant Food, Caldor, Pep Boys
  Hampshire Langley              91%        96%      Safeway, McCrory, Rite Aid
  Leesburg Pike                  97%        91%      Zany Brainy, CVS Pharmacy, Trak Auto
  Lexington Mall                 97%        92%      McAlpin's, Dawahares of Lexington, Rite Aid
  Lumberton                      83%        84%      Super Fresh, Rite Aid, Blockbuster, Mandee
  North Washington              100%       100%      Mastercraft Interiors
  Olney                          87%        91%
  Park Road Center              100%       100%      Woolworth
  Ravenwood                     100%        98%      Giant Food
  Shops at Fairfax               43%        43%      Office Depot
  Southdale                      99%        98%      Circuit City, Giant Food, Hechinger, Kids R Us, Michaels,
                                                     Marshalls, Petsmart, Value City Furniture, Discovery Zone
  Southside Plaza                95%        95%      G.C. Murphy, Nick's Supermarket, CVS Pharmacy
  Sunshine City                  98%        99%      Bolton Furniture, McFrugals, Pep Boys, The Emory Clinic





                                                EXHIBIT

        SAUL CENTERS, INC
SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
         JUNE 30, 1996


                                                       Leasable         Year
                                                         Area         Developed      Land
                                                       (Square       or Acquired      Area
     Property                    Location               Feet)        (Renovated)    (Acres)
  ----------------           ---------------------   -----------    ------------   --------
SHOPPING CENTERS  (CONTINUED)
  Thruway                    Winston-Salem, NC          339,564          1972         30.5

  Village Center             Centreville, VA            142,881          1990         17.2
  West Park                  Oklahoma City, OK          107,895          1975         11.2
  White Oak                  Silver Spring, MD          480,556       1972 (1993)     28.5
                                                     ----------                      -----
                        Total Shopping Centers        4,569,203                      411.3
                                                     ----------                      -----

COMMERCIAL PROPERTIES
  Avenel                     Gaithersburg, MD           284,557       1981/85/89      28.2
  601 Pennsylvania Ave       Washington, DC             225,153       1974 (1986)      1.0
  Van Ness Square            Washington, DC             161,058       1974 (1990)      1.2
                                                     ----------                      -----
                        Total Commercial Properties     670,768                       30.4
                                                     ----------                      -----

TOTAL SHOPPING CENTER AND COMMERCIAL PROPERTIES       5,239,971 SF                   441.7
                                                     ----------                      -----
                                                     ----------                      -----


SHOPPING CENTER REDEVELOPMENT PROPERTY

  Seven Corners              Falls Church, VA           570,726       1974 (1994/5)   31.6
                                                     ----------                      -----
                                                     ----------                      -----


                                TOTAL PORTFOLIO       5,810,697 SF
                                                     ----------
                                                     ----------




                             Percentage Leased

     Property                6/30/96    6/30/95               Anchor / Significant Tenants
  ----------------          ---------   --------    ---------------------------------------------------
SHOPPING CENTERS  (CONTINUED)
  Thruway                       96%        94%      Steinmart, Reading China & Glass, Harris Teeter,
                                                    Fresh Market, Woolworth, Blockbuster, Piece Goods Shop
  Village Center                79%        83%      Giant Food
  West Park                     76%        73%      Homeland Stores, Treasury Drug
  White Oak                     99%        99%      Giant Food, Sears
                               ----       ----
                                90%        90%
                               ----       ----

Commercial Properties
  Avenel                        98%        94%      Oncor, Quanta Systems, General Services Administration
  601 Pennsylvania Ave          99%       100%      General Services Administration, Capital Grille
  Van Ness Square               69%        91%      United Mine Workers Pension Trust, Office Depot
                               ----       ----
                                91%        95%
                               ----       ----
                                90%        91%
                               ----       ----


SHOPPING CENTER REDEVELOPMENT PROPERTY

  Seven Corners                 88%        91%      Best Buy, Bob's, Barnes & Noble, Ross Stores, Woolworth,
                                                    Shoppers Club, Home Depot (B)
                               ----       ----
                               ----       ----


              (A)   Contiguous retail space adjacent to Clarendon, acquired January 22, 1996.
              (B)   The Shoppers Club and Home Depot stores, totaling 196,000 SF, are currently in development.



                                                         EXHIBIT